EXPENSE AGREEMENT

This Expense Agreement (this “Agreement”), dated as of this 24 day of August, 2012 (the “Effective Date”) is entered into by and among China VantagePoint Acquisition Company, a Cayman Islands corporation (the “Company”) and Black Diamond Holdings LLC, a Colorado limited liability company (the “Target”) (each a “Party” and collectively, the “Parties”).

WHEREAS, the Company was formed for the purpose of acquiring or acquiring control of one or more operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition or other similar business transaction;

WHEREAS, the Company and the Target desire that the Company acquire all or substantially all of the issued and outstanding securities of the Target by means of a transaction, the structure of which shall be mutually determined by the Company and the Target (“Transaction”); and

WHEREAS, the Company and the Target intend to enter into an agreement (the “Merger Agreement”) setting forth the terms and conditions of the Transaction;

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.                  Payment of Expenses. Effective upon signing of the Merger Agreement, the Target agrees to (i) assume and pay up to $250,000 of the costs and expenses (including but not limited to reasonable legal fees) of the Company that have accrued up to the date that the Merger Agreement is signed, and (ii) pay, so long as the Company does not materially breach the representations and warranties it makes in the Merger Agreement, all costs and expenses (including but not limited to reasonable legal fees and expenses related to the Transaction) of the Company from and after the signing of the Merger Agreement.

2.                  Initial Payment. Promptly after the Target or the Target’s subsidiaries or the Target’s portfolio companies receives an aggregate of $2,500,000 of proceeds from all financing transactions (including, but not limited to, issuing debt or equity securities of the Target, selling assets of the Target, and receiving amounts in repayment of debt) occurring after the date hereof, the Target shall deposit the sum of $250,000 in the bank account of the Company to pay for expenses described in Section 1 above.

3.                  Remedies. The Target agrees that the Company will be irreparably harmed as a result of any breach of this Expense Agreement and that the Company shall be entitled to equitable relief, including, without limitation injunctive relief (including, without limitation, the right to obtain a temporary and/or permanent injunction) and specific performance (without being required to obtain a bond or post other security or prove actual damages or reparable harm), in the event of any breach or threatened breach of any of the provisions of this Agreement by the Target, in addition to all other rights and remedies available to the Company, whether at law, in equity or otherwise relating to such breach. All the rights and remedies of the Company hereunder shall be cumulative.

4.                  Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the stat of New York, without regard to principles of conflicts of law. Each Party agrees that it will bring any action or proceeding in respect to any claim arising out of or related to this Agreement or the transaction whether in tort or contract or at law and equity, in the U.S. District Court for the Southern District of New York (the “Chosen Court”). In connection with such claims arising out of or related to this Agreement or the transaction, each party irrevocably submits to the exclusive jurisdiction of the Chosen Court, waives any objection to laying venue in any such action or proceeding in the Chosen Court, waives any objection that the Chosen Court is on inconvenient forum or does not have jurisdiction over any of the parties, agrees that service of process in person or by certified or registered mail to its address will constitute valid in per son or service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

5.                  Amendment. This Agreement may not be amended except in a writing signed by both Parties.

6.                  Counterparts. This Agreement may be executed in any numbers of counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

7.                  Facsimile Signatures. This Agreement may be executed and delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures.

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IN WITNESS WHEREOF, the parties to this Agreement have executed, or caused to be executed on their behalf, this Agreement as of the date first above written.

CHINA VANTAGEPOINT ACQUISITION COMPANY

/s/ Yiting Liu
By: Yiting Liu
Title: Co-chair of the Board

BLACK DIAMOND HOLDINGS LLC

BLACK DIAMOND FINANCIAL GROUP, LLC, as Manager

/s/ Patrick W.M. Imeson
By: Patrick W.M. Imeson
Title: Manager/Principal